Exhibit (j)


                         Independent Auditors' Consent



The Board of Directors
IAI Investment Funds VI, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in each prospectus included in Part A of the Registration Statement and "AUDITORS" in each statement of additional information included in Part B of the Registration Statement.



                                             KPMG LLP


Minneapolis, Minnesota
July 29, 1999